SECOND AMENDMENT TO LEASE AGREEMENT

This Second Amendment to Lease Agreement (the “Amendment”) is made by and between 3 Squirrels, LLC (the “Landlord”) and High Sierra Technologies, Inc. (the “Tenant”) to be effective as of February 1, 2023 notwithstanding the actual dates of execution of this Amendment by the parties hereto.

WHEREAS, the Landlord and the Tenant are parties to that certain Lease Agreement dated November 9, 2021 that was previously amended as of February 1, 2022 (the “Lease”).

WHEREAS, the parties to the Lease now wish to amend certain terms, conditions and provisions that were originally set forth in the Lease, as it has been previously amended.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, the Landlord and the Tenant hereby promise, covenant and agree as follows.

1. Sub-Section 1.03, is hereby partially stricken and the stricken language shall no longer be of any force and effect. Said Sub-Section 1.03 is hereby partially replaced by certain new Sub-Section 1.03 language which shall read as follows.

“1.03 “Base Rent”. The Annual Rate Per Square Foot is now amended to read $0.88. The Monthly Base Rent is now amended to read $1,291.36

2. Sub-Section 1.06, as previously amended, is hereby stricken in its entirety and shall no longer be of any force and effect. Said Sub-Section 1.06, as previously amended, is hereby replaced by a new Sub-Section 1.06 which shall read as follows.

“1.06 “Term”. A period of 12 months. Subject to Section 2, the Term shall commence on February 1, 2023 (the “Commencement Date”) and, unless terminated early in accordance with this Lease; end on January 31, 2024 (the “Termination Date”).”

3. All other terms, conditions and provisions of the Lease not expressly modified or amended by this Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands to be effective as of the day and date first above-written.

3 Squirrels, LLC

By: /s/ Scott Dunseath                                                                 Dated: January 18, 2023

Scott Dunseath, its Manager

High Sierra Technologies, Inc.

By: /s/ Gregg W. Koechlein                                                        Dated: January 11, 2023

Gregg W.Koechlein,

its Chief Operating Officer